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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): January 15, 2003

                       Medicis Pharmaceutical Corporation
                  -------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


    Delaware                      0-18443                        52-1574808
(State or Other           (Commission File Number)             (IRS Employer
Jurisdiction of                                              Identification No.)
 Incorporation)


8125 North Hayden Road                                                85258-2463
Scottsdale, Arizona                                                   (Zip Code)
(Address of Principal Executive
Offices)


Registrant's telephone number, including area code:               (602) 808-8800



                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.       Other Events

              On January 15, 2003, Medicis Pharmaceutical Corporation, a Delaware corporation ("Medicis" or the "Company") and Taro North America ("Taro") entered into a license and optional purchase agreement for four branded prescription product lines for sale in the United States and Puerto Rico (the "License Agreement"). The License Agreement is effective immediately and extends through June 1, 2004, after which Taro may purchase the product lines, which are used primarily in dermatology and pediatrics.

              Under terms of the License Agreement, Taro is licensing four brands from Medicis: TOPICORT(R) (desoximetasone), a topical corticosteroid used for inflammatory skin diseases; A/T/S(R) (erythromycin), a topical antibiotic used in the treatment of acne; OVIDE(R) (malathion), a pediculicide used in the treatment of head lice; and PRIMSOL(R) (trimethoprim HCI), an antibiotic oral solution for children with acute otitis media, or middle ear infections.

              A copy of the press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7.       Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

99.1 Copy of press release, dated January 15, 2003, issued by Medicis Pharmaceutical Corporation and Taro Pharmaceutical Industries Ltd.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   MEDICIS PHARMACEUTICAL CORPORATION
                                  (Registrant)


Date:  January 16, 2003            /s/ Mark A. Prygocki, Sr.
                                   --------------------------------
                                   Name:   Mark A. Prygocki, Sr.
                                   Title:  Executive Vice President, Chief
                                           Financial Officer, Corporate
                                           Secretary and Treasurer




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                                  EXHIBIT INDEX


EXHIBIT
NUMBER               DESCRIPTION
-------              --------------------
99.1                 Copy of press release, dated January 15, 2003, issued by
                     Medicis Pharmaceutical Corporation and Taro Pharmaceutical
                     Industries Ltd.